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Exhibit 4.35

SUPPLEMENTAL INDENTURE

        THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 22, 2011, among South Texas Shale LLC, a Delaware limited liability Company (the "New Guarantor"), Petrohawk Energy Corporation, a Delaware corporation (the "Company"), the existing Guarantors (as defined in the Indentures referred to herein) and U.S. Bank Trust National Association, as trustee under the Indentures referred to herein (the "Trustee"). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the "Guarantors", or individually as a "Guarantor."

W I T N E S S E T H

        WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee indentures (the "Indentures" and each an "Indenture") described on Exhibit A hereto, relating to certain Senior Notes (the "Securities") of the Company.

        WHEREAS, Section 4.9 of each Indenture provides that if the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary (other than Foreign Subsidiaries) after the Issue Date, then the Company shall cause the newly acquired or created Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such Section; and

        WHEREAS, pursuant to Section 9.1 of each Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement each Indenture without the consent of any Holder, with this Supplemental Indenture serving as the numbered supplemental indenture to each respective Indenture as set forth on Exhibit B hereto;

        NOW THEREFORE, to comply with the provisions of each Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

          1.     CAPITALIZED TERMS.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indentures.

          2.     AGREEMENT TO GUARANTEE.    The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indentures and subject to the provisions in the Indentures. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indentures are expressly set forth in Article X of each Indenture and reference is hereby made to each Indenture for the precise terms of the Subsidiary Guarantees.

          3.     EXECUTION AND DELIVERY.    The New Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

          4.     NEW YORK LAW TO GOVERN.    THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

          5.     COUNTERPARTS.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same

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  agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

          6.     EFFECT OF HEADINGS.    The Section headings herein are for convenience only and shall not affect the construction hereof.

          7.     THE TRUSTEE.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indentures with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PETROHAWK ENERGY CORPORATION
HK TRANSPORTATION, LLC
PETROHAWK HOLDINGS, LLC
P-H ENERGY, LLC
PETROHAWK OPERATING COMPANY
WINWELL RESOURCES, L.L.C.
WSF, INC.
KCS RESOURCES, LLC
KCS ENERGY SERVICES, INC.
MEDALLION CALIFORNIA PROPERTIES COMPANY
ONE TEC, LLC
ONE TEC OPERATING, LLC
By:	/s/ RICHARD K. STONEBURNER
	Name:	Richard K. Stoneburner
	Title:	President and Chief Operations Officer
PETROHAWK PROPERTIES, LP
By:	P-H Energy, LLC
Its General Partner
By:	/s/ RICHARD K. STONEBURNER
	Name:	Richard K. Stoneburner
	Title:	President and Chief Operations Officer
HAWK FIELD SERVICES, LLC
BIG HAWK SERVICES, LLC
HK ENERGY MARKETING, LLC
FRACHAWK SERVICES, LLC
By:	/s/ JOHN A. SIMMONS
	Name:	John A. Simmons
	Title:	Vice President
SOUTH TEXAS SHALE LLC
By:	/s/ JOHN A. SIMMONS
	Name:	John A. Simmons
	Title:	Treasurer

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee
By:	/s/ STEVEN A. FINKLEA
	Name:	Steven A. Finklea, CCTS
	Title:	Vice President

 EXHIBIT A

Indentures

        Indenture, dated as of May 13, 2008, among the Company, the Guarantors named therein and the Trustee, relating to the 7.875% Senior Notes due 2015, as supplemented as of November 28, 2008, January 26, 2009, August 4, 2009, June 30, 2010 and May 31, 2011 (as amended, the "2008 Indenture").

        Indenture, dated as of January 27, 2009, among the Company, the Guarantors named therein and the Trustee, relating to the 10.5% Senior Notes due 2014, as supplemented as of August 4, 2009, June 30, 2010 and May 31, 2011 (as amended, the "2009 Indenture").

        Indenture, dated as of August 17, 2010, among the Company, the Guarantors named therein and the Trustee, relating to the 7.25% Senior Notes due 2018, as supplemented as of May 31, 2011 (as amended, the "2010 Indenture").

        Indenture, dated as of May 20, 2011, among the Company, the Guarantors named therein and the Trustee, relating to the 6.25% Senior Notes due 2019 (the "2011 Indenture").

 EXHIBIT B

Numbered Supplemental Indentures

Sixth Supplemental Indenture to the 2008 Indenture

Fourth Supplemental Indenture to the 2009 Indenture

Second Supplemental Indenture to the 2010 Indenture

First Supplemental Indenture to the 2011 Indenture

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  Exhibit 4.35
SUPPLEMENTAL INDENTURE
W I T N E S S E T H
EXHIBIT A Indentures
EXHIBIT B Numbered Supplemental Indentures